EXHIBIT 8.1

                       GIBSON, DUNN & CRUTCHER LETTERHEAD




                                 April 22, 1996


The Circle K Corporation
3003 N. Central Avenue
Phoenix, AZ 85012

            Re:  Proxy Statement
                 ---------------

Ladies and Gentlemen:

     At your request, we have examined the Proxy Statement-Prospectus dated April __, 1996 (the "Proxy Statement"), which is included in the Registration Statement on Form S-4 of Tosco Corporation to be filed with the Securities and Exchange Commission on April 23, 1996, in connection with the proposed merger (the "Merger") of Tosco Acquisition Sub, Inc. with and into The Circle K Corporation.

     We hereby confirm our opinions set forth in the Proxy Statement under the caption "The Merger--Certain Federal Income Tax Consequences." Furthermore, it is our opinion that the discussion under the caption "The Merger--Certain Federal Income Tax Consequences," to the extent it discusses matters of law or legal conclusions, is correct in all material respects.

     We hereby consent to the filing of this opinion as an Exhibit to the Proxy Statement, and we further consent to the use of our name under the captions "Legal Matters" and "The Merger--Certain Federal Income Tax Consequences."

                                                   Very truly yours,



                                                   GIBSON, DUNN & CRUTCHER